UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.      )
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Vocus, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 27, 2006
Dear Stockholder:
      You are cordially invited to attend the annual meeting of stockholders of Vocus, Inc. to be held at 10:00 a.m., local time, on Friday, June 9, 2006, at the Willard InterContinental Hotel, 1401 Pennsylvania Ave N.W., Washington DC 20004.
      At the annual meeting, you will be asked to elect two directors for a three-year term and to ratify the selection of our independent registered public accounting firm for 2006. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors unanimously recommends that stockholders vote in favor of the election of the nominated directors and the ratification of our independent registered public accounting firm.
      Whether or not you plan to attend the annual meeting, we urge you to use our Internet voting system or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the Annual Meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting through our Internet voting system or by written proxy will ensure your representation at the annual meeting if you do not attend in person.
      We thank you for your continued support of Vocus and look forward to seeing you at the annual meeting.

Very truly yours,

Richard Rudman
Chief Executive Officer, President and Chairman

VOCUS, INC.
4296 Forbes Boulevard
Lanham, Maryland 20706

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2006

       The Annual Meeting of Stockholders of Vocus, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on Friday, June 9, 2006, at the Willard InterContinental Hotel, 1401 Pennsylvania Ave N.W., Washington DC 20004, for the following purposes:

1. To elect two directors to serve for a three-year term expiring at the 2009 Annual Meeting or until their successors are duly elected and qualified or until their earlier resignation or removal;

2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of our Company for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.
      These items of business are more fully described in the proxy statement accompanying this Notice.
      Only stockholders of record at the close of business on April 17, 2006 are entitled to notice of and to vote at the meeting.
      All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to use our Internet voting system or to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously used our Internet voting system or returned a proxy.

Sincerely,

Stephen Vintz
Chief Financial Officer, Treasurer and Secretary
Lanham, Maryland
April 27, 2006

VOCUS, INC.
4296 Forbes Boulevard
Lanham, Maryland 20706

PROXY STATEMENT

VOTING AND OTHER MATTERS
General
      The enclosed proxy is solicited on behalf of Vocus, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Friday, June 9, 2006 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at Willard InterContinental Hotel, 1401 Pennsylvania Ave N.W., Washington DC 20004.
      These proxy solicitation materials were first mailed on or about May 3, 2006 to all stockholders entitled to vote at the meeting.
Voting Securities and Voting Rights
      Stockholders of record at the close of business on April 17, 2006, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 14,995,203 shares of our common stock. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.
      The presence, in person or by proxy, of the holders of a majority of our outstanding common stock constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, a plurality of affirmative votes properly cast in person or by proxy will be required to elect directors and a majority of affirmative votes properly cast in person or by proxy will be required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of our Company for the fiscal year ending December 31, 2006.
      Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In the election of directors, broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of our Company, abstentions from voting will have the same effect as a vote against such matter and broker non-votes will be disregarded and have no effect on the outcome of the vote.
      A person may vote in one of the following two ways whether or not they plan to attend the Annual Meeting: (1) by completing a proxy on our Internet voting system at the address listed on the proxy card or (2) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose. If a person attends the meeting, he or she may vote in person even if such individual had previously returned a proxy card or voted on the Internet using our Internet voting system.

Voting of Proxies
      When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the nominees set forth in this proxy statement, and (2) “for” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of our Company for the fiscal year ending December 31, 2006.
Revocability of Proxies
      Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.
Solicitation
      We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.
Deadline for Receipt of Stockholder Proposals
      Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2007 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or Exchange Act, by the Securities and Exchange Commission, or SEC, must be received at our principal executive offices not later than January 2, 2007, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.
      Under our bylaws, stockholders who wish to submit a proposal at the 2007 annual meeting, other than one that will be included in our proxy statement, must notify us between February 9, 2007 and March 9, 2007, unless the date of the 2007 annual meeting of the stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the 2006 annual meeting. If a stockholder who wishes to present a proposal fails to notify us by March 9, 2007 and such proposal is brought before the 2007 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2007 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to Vocus, Inc., 4296 Forbes Boulevard, Lanham, Maryland 20706, Attention: Corporate Secretary.
Annual Report and Other Matters
      Our annual report on Form 10-K for the year ended December 31, 2005, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
      We will provide, without charge, additional copies of our annual report on Form 10-K for the year ended December 31, 2005 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s secretary at our executive offices set forth in this proxy statement.

PROPOSAL 1
ELECTION OF DIRECTORS
Nominees
      Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at seven and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors of a particular class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Gary Golding and Richard Moore are in the class of directors whose term expires at the 2006 annual meeting, and Messrs. Golding and Moore have been nominated by our Board of Directors for re-election for three-year terms expiring in 2009. Michael Bronfein and Robert Lentz are in the class of directors whose term will expire in 2007. Kevin Burns, Ronald Kaiser and Richard Rudman are in the class of directors whose terms will expire in 2008.
      Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. Messrs. Golding and Moore currently are directors of our Company. In the event that either nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.
      The Board of Directors recommends a vote “for” the nominees named herein.
Nominees for Director Standing for Election
      Gary Golding, 49, has been a member of our Board of Directors since January 2000. Mr. Golding has been a general partner with Edison Venture Fund, a venture capital fund, since November 1997. Mr. Golding also serves on the boards of directors of several privately held companies. Mr. Golding holds a B.A. degree in management from Boston College and a Masters degree in Urban and Regional Planning from the University of Pittsburgh.
      Richard Moore, 57, has been a member of our Board of Directors since January 2000. Mr. Moore has been an independent consultant since February 2006. From November 2003 to November 2005, Mr. Moore served as Vice President, Marketing and Vice President, Worldwide Sales for BNX Systems, Inc., a software provider. From March 1999 to November 2003, Mr. Moore was Chief Marketing Officer, Office of the President of Cyveillance, Inc., a software service provider for online risk monitoring and management. Mr. Moore holds a B.A. degree in communications from the University of Maryland.
Continuing Directors with Terms Expiring in 2007
      Michael Bronfein, 50, has been a member of our Board of Directors since June 2001. Mr. Bronfein has been a managing partner of Sterling Venture Partners, a private equity investor, since 1999. Mr. Bronfein co-founded NeighborCare, a provider of pharmacy services to the long-term care marketplace, in 1980 and served as its Chairman and Chief Executive Officer until 1999. Mr. Bronfein also serves on the boards of directors of several privately held companies. Mr. Bronfein holds a B.S. degree in accounting from the University of Baltimore and is a Certified Public Accountant.
      Robert Lentz, 45, co-founded Vocus and has served as our Chief Technology Officer since 1992. Mr. Lentz has been a member of our Board of Directors since 1992. Prior to joining Vocus, Mr. Lentz served as President of Dataway Corporation, a software development company.
Continuing Directors with Terms Expiring in 2008
      Kevin Burns, 57, has been a member of our Board of Directors since October 2000. Mr. Burns has been a managing principal of Lazard Technology Partners, a venture capital firm, since March 1998. Mr. Burns founded Intersolv, Inc. (formerly Sage Software), a software company, in 1982 and served as its President and

Chief Executive Officer until 1997. Mr. Burns also serves on the board of directors of several privately held companies. Mr. Burns holds a B.S. degree in finance from Ohio State University and an M.B.A. in finance from the University of Colorado.
      Ronald Kaiser, 52, has been a member of our Board of Directors since January 2005. Mr. Kaiser has served as the Chief Financial Officer of PharmAthene, Inc., a bio-defense company, since March 2005. From February 2003 to March 2005, Mr. Kaiser served as Chief Financial Officer, Treasurer and Secretary of Air Cargo, Inc., a freight logistics and bill processing provider. In December 2004, Air Cargo filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court. From June 2002 to January 2003, Mr. Kaiser was self-employed. From May 1998 to June 2002, Mr. Kaiser served as Chief Financial Officer, Treasurer and Secretary of OTG Software, Inc., a storage software development, manufacturing, sales and distribution company. Mr. Kaiser has also served as a member of the board of directors of OPNET Technologies, Inc., a public company, since October 2003 and as a managing director of the Chesapeake Innovation Center, a Maryland incubator, since September 2003. Mr. Kaiser holds B.A. degrees in accounting and in multidisciplinary-prelaw from Michigan State University.
      Richard Rudman, 45, co-founded Vocus and has served as our Chief Executive Officer, President and Chairman since 1992. From 1986 through 1992, Mr. Rudman served as a senior executive at Dataway Corporation, a software development company. From 1984 through 1986, Mr. Rudman served as an accountant and systems analyst at Barlow Corporation, a privately held real estate development and management company. From 1979 through 1983, Mr. Rudman served in the United States Air Force. Mr. Rudman also serves on the board of directors of Innovectra Corporation, a privately held technology company. Mr. Rudman holds a B.S. degree in accounting from the University of Maryland and is a Certified Public Accountant.
Information Relating to Corporation Governance and the Board of Directors
      Our Board of Directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Burns, Bronfein, Golding, Kaiser and Moore are independent directors, as “independence” is defined in the Nasdaq Marketplace Rules, because they have no relationship with us that would interfere with their exercise of independent judgment.
      Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established two standing committees: an Audit Committee and a Compensation Committee. The Board of Directors has no standing nominating committee. It is the Board of Directors’ view, given its relatively small size and majority of independent directors, that it is sufficient to select or recommend director nominees itself. Each director has the opportunity to suggest any nominee and such suggestions are comprehensively reviewed by the independent directors. Director nominees are recommended for selection by the Board of Directors by a majority of the independent directors. The Board of Directors does not have a charter for the Company’s nominating process. However, the qualities and skills sought in prospective members of the Board of Directors generally require that director candidates be qualified individuals who, if added to the Board of Directors, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. In accordance with the Corporate Governance Guidelines adopted by the Board of Directors, criteria for selection of candidates include, but are not limited to: (i) diversity, age, background, skills, and experience deemed appropriate by the independent directors in their discretion, (ii) possession of personal qualities, characteristics and accomplishments deemed appropriate by the independent directors in their discretion, (iii) knowledge and contacts in the communities and industries in which the Company conducts business, (iv) ability and willingness to devote sufficient time to serve on the Board of Directors and its committees, (v) knowledge and expertise in various activities deemed appropriate by the independent directors in their discretion, and (vi) fit of the individual’s skills, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board of Directors. Such persons should not have commitments that would conflict with the time commitments of a director of the Company.

      The Board of Directors does not have a specific policy for consideration of nominees recommended by security holders due to the fact that a significant portion of the voting control of the Company is held by the Company’s officers, directors and entities affiliated with our directors. However, security holders can recommend a prospective nominee for the Board of Directors by writing to our corporate secretary at the Company’s corporate headquarters and providing the information required by our bylaws, along with any additional supporting materials the security holder considers appropriate. There have been no recommended nominees from security holders. The Company pays no fees to third parties for evaluating or identifying potential nominees.
      Our Board of Directors has adopted charters for the Audit and Compensation Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct and a Whistleblower Policy. We post on our website, at www.vocus.com, the charters of our Audit and Compensation Committees and our Corporate Governance Guidelines, Code of Conduct and Whistleblower Policy. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement. A copy of the Audit Committee charter is included with this proxy statement as Appendix A. We intend to disclose any amendments to or waivers of a provision of our Code of Conduct made with respect to our directors or executive officers on our website.
      Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Vocus, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.
     The Audit Committee
      The purpose of the Audit Committee is to oversee the accounting and financial and reporting processes of our Company and the audits of the financial statements of our Company, to provide assistance to our Board of Directors with respect to its oversight of the integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our Company’s internal audit function, if any, and independent registered public accounting firm, and to prepare the report required by the rules promulgated by the SEC. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our Company’s accounting and financial reporting process and audits of the financial statements of our Company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our Company; reviews the proposed scope of such audit; reviews accounting and financial controls of our Company with the independent auditor and our financial accounting staff; and, unless otherwise delegated by our Board of Directors to another committee, reviews and approves transactions between us and our directors, officers, and their affiliates.
      The Audit Committee currently consists of Messrs. Kaiser, Golding and Bronfein, each of whom is an independent director of our Company under the Nasdaq Marketplace Rules and, except for Mr. Golding, under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that all members of the Audit Committee meet the requirements for financial literacy and that Mr. Kaiser qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Kaiser serves as the Chairman of the Audit Committee.
     The Compensation Committee
      The purpose of the Compensation Committee includes recommending to our Board of Directors for determination the compensation of our Chief Executive Officer, any other executive officer of the Company who reports directly to the Board of Directors, and the members of the Board of Directors; determining, or recommending to the Board of Directors for determination, the compensation of all other executive officers of the Company; and discharging the responsibilities of our Board of Directors relating to our Company’s compensation programs and compensation of our Company’s executives. The Compensation Committee currently consists of Messrs. Bronfein, Burns and Golding.
Board and Committee Meetings
      Our Board of Directors held a total of nine meetings during the fiscal year ended December 31, 2005. During the fiscal year ended December 31, 2005, the Audit Committee held a total of six meetings and the Compensation Committee held a total of six meetings. During 2005, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of our Board of Directors, and (2) the total number of meetings held by all Committees of our Board of Directors on which he was a member. We encourage each of our directors to attend the annual meeting of stockholders and, to the extent reasonably practicable, we intend to regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of stockholders.
Director Compensation and Other Information
      We pay each non-employee director an annual retainer of $12,000, and a fee per meeting attended of $1,000 for each board meeting of four hours or more attended in person, and $500 for each board meeting of less than four hours attended in person and each board meeting in which the director participates telephonically. We may also pay a similar fee for attending committee meetings, depending on factors such as the length and significance of the meetings. The chairperson of the Audit Committee receives an additional annual retainer of $10,000, and the chairperson of each other standing committee receives an additional annual retainer of $3,000. All retainers payable to directors who are affiliated with our stockholders who owned shares of our preferred stock prior to our initial public offering are paid in stock, and our other non-employee directors have the option of receiving their annual retainers in cash or stock. In addition, each non-employee director will receive an annual option grant or other equity award with an estimated value of approximately $67,000 on the grant date. These equity grants will vest over a three-year period beginning on the date of grant, at a rate of 33 1/3 % each year. We reimburse our directors for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors. Employees who also serve as directors receive no additional compensation for their services as a director.
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The firm of Ernst & Young LLP, an independent registered public accounting firm, has audited the consolidated financial statements of our Company for the fiscal year ended December 31, 2005. Our Audit Committee has appointed Ernst & Young LLP to audit the consolidated financial statements of our Company for the fiscal year ending December 31, 2006. Our organizational documents do not require that our stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. We are submitting the appointment of Ernst & Young LLP to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection, but may still retain Ernst & Young LLP. We anticipate that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

      The Board of Directors recommends a vote “for” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2006.
      The aggregate fees billed to our Company by Ernst & Young LLP for the fiscal years ended December 31, 2004 and 2005 are as follows:

	2004	2005

Audit Fees(1)	$83,800	$878,600
Audit-Related Fees(2)	1,575	1,745
Tax Fees(3)	29,719	76,000

Total	$115,094	$956,345

(1)	Audit Fees includes fees incurred for the annual independent audit of the consolidated financial statements, review of the quarterly consolidated financial statements and the services provided in connection with the Company’s filing of a Registration Statement on Form S-1 during 2005.

(2)	Audit-Related Fees consist of fees incurred for accounting advisory and research services.

(3)	Tax fees include fees incurred for tax compliance, planning and advisory services.
      The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.
      To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.
      Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.
      All of the services provided by Ernst & Young LLP described above under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” were approved by our Audit Committee.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company’s independent auditor. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures.
      In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited balance sheets at December 31, 2004 and 2005 and the statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005, and has discussed them with management. The Audit Committee also reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the results of their audit. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect. This discussion included, among other things, a review with the independent registered public accounting firm of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting policies and practices used by the Company. The Audit Committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with Ernst & Young their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young with that firm’s independence. In addition, the Audit Committee discussed the rules of the Securities and Exchange Commission that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.
      Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Audit Committee also approved the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

Respectfully submitted by the Audit Committee,

Michael Bronfein
Gary Golding
Ronald Kaiser, Chair

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS
      The following table sets forth certain information regarding the beneficial ownership of our common stock on April 10, 2006, by (1) each director, director nominee, and named executive officer of our Company, (2) all directors and named executive officers of our Company as a group, and (3) each person known by us to own more than 5% of our common stock.
      Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 10, 2006, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Number of
	Shares	Percent of
	Beneficially	Common Stock
Name of Beneficial Owner	Owned	Outstanding

Executive Officers and Directors
Richard Rudman	1,641,643	10.9
Robert Lentz	1,473,243	9.8
Stephen Vintz(1)	149,904	1.0
William Donnelly(2)	114,583	*
Norman Weissberg(3)	148,333	1.0
Michael Bronfein(4)	1,347,544	8.9
Kevin Burns(5)	2,597,232	17.1
Gary Golding(6)	1,810,574	12.1
Ronald Kaiser	14,923	*
Richard Moore	43,334	*
All directors and officers as a group (10 persons)	9,341,313	60.0
5% Stockholders
Edison Venture Fund IV, L.P.(6)	1,809,419	12.1
Lazard Alternative Investments LLC, as nominee for Lazard Technology Partners II LP(5)	2,595,788	17.1
Sterling Venture Partners, LP(4)	1,346,389	8.9

*	Less than 1% of the outstanding shares of common stock

(1)	Includes 129,571 shares issuable upon the exercise of options that are exercisable within 60 days of April 10, 2006.

(2)	Includes 25,000 shares issuable upon the exercise of options that are exercisable within 60 days of April 10, 2006.

(3)	Includes 65,000 shares issuable upon the exercise of options that are exercisable within 60 days of April 10, 2006.

(4)	Consists of 1,236,981 shares and 109,408 shares issuable upon the exercise of warrants that may be exercised at any time held by Sterling Venture Partners, LP. Mr. Bronfein, one of our directors, is a managing member of Sterling Venture Partners, LLC, the general partner of Sterling Venture Partners, LP. Mr. Bronfein disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Bronfein shares voting and dispositive authority over the shares held by Sterling Venture Partners, LP with Eric Becker, a managing member of Sterling Venture Partners, LLC, and Daniel Rosenberg, a member of Sterling Venture Partners, LLC. The principal address of Sterling Venture Partners, LP is 6225 Smith Avenue, Suite 210, Baltimore, MD 21209.

(5)	Consists of 2,370,268 shares and 225,520 shares issuable upon the exercise of warrants that may be exercised at any time by Lazard Technology Partners II LP. Lazard Alternative Investments LLC is the nominee for Lazard Technology Partners II LP. Mr. Burns, one of our directors, is a managing principal of LTP II GenPar LLC, the general partner of LTP II LP, which is the general partner of Lazard Technology Partners II LP and Lazard Alternative Investments LLC, nominee for Lazard Technology Partners II LP. Mr. Burns disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Burns shares voting and dispositive authority over the shares held by Lazard Technology Partners II LP with Russell E. Planitzer, a managing principal of LTP II GenPar LLC, and Manu S. Rana, a principal of LTP II GenPar LLC. The principal address of Lazard Technology Partners II LP is 5335 Wisconsin Avenue, N.W., Suite 410, Washington, DC 20015.

(6)	Consists of 1,809,419 shares held by Edison Venture Fund IV, L.P. Mr. Golding, one of our directors, is a partner of Edison Partners IV, L.P., the general partner of Edison Venture Fund IV, L.P. Mr. Golding disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Golding shares voting and dispositive authority over the shares held by Edison Venture Fund IV, L.P. with John Martinson, Joe Allegra, Ross Martinson and Bruce Luehrs, each a partner of Edison Partners IV, L.P. The principal address of Edison Venture Fund IV, L.P. is 1009 Lenox Drive #4, Lawrenceville, NJ 08648.
EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary of Cash and Other Compensation
      The following table sets forth the total cash compensation and certain other components of the compensation received for services rendered in all capacities to our Company for the fiscal years ended December 31, 2005 and 2004, by our Chief Executive Officer and our other four executive officers.

				Long-Term
		Annual Compensation		Compensation
				Securities	All Other
Name and Principal		Salary	Bonus	Underlying Options	Compensation
Position	Year	($)	($)	(#)	($)

Richard Rudman	2005	250,000	183,313	635,000	12,800	(1)
Chief Executive Officer and President	2004	250,000	133,950	—	6,107	(2)
Robert Lentz	2005	200,000	104,750	160,000	9,000	(3)
Chief Technology Officer	2004	200,000	66,975	—	7,272	(4)
Stephen Vintz	2005	175,000	78,563	80,000	8,732	(5)
Chief Financial Officer and Treasurer	2004	175,000	63,580	—	7,315	(6)
William Donnelly	2005	175,000	186,922	108,333	8,764	(7)
Vice President, Sales	2004	165,000	191,319	—	6,396	(8)
Norman Weissberg	2005	165,000	166,959	70,000	8,806	(9)
Vice President, Account Sales	2004	165,000	139,136	—	7,173	(10)

(1)	The amount reported includes (i) $5,636 for the employee portion of health insurance premiums paid by Vocus on the individual’s behalf, (ii) $350 for life insurance premiums paid by Vocus on the individual’s behalf, and (iii) $6,814 for legal fees paid by Vocus related to the individual’s estate planning.

(2)	The amount reported includes (i) $5,757 for the employee portion of health insurance premiums paid by Vocus on the individual’s behalf, and (ii) $350 for life insurance premiums paid by Vocus on the individual’s behalf.

(3)	The amount reported includes (i) $5,636 for the employee portion of health insurance premiums paid by Vocus on the individual’s behalf, (ii) Vocus’ contributions to the individual’s accounts in Vocus’

401(k) plan totaling $3,013, and (iii) $350 for life insurance premiums paid by Vocus on the individual’s behalf.

(4)	The amount reported includes (i) $5,757 for the employee portion of health insurance premiums paid by Vocus on the individual’s behalf, (ii) Vocus’ contributions to the individual’s accounts in Vocus’ 401(k) plan totaling $1,165, and (iii) $350 for life insurance premiums paid by Vocus on the individual’s behalf.

(5)	The amount reported includes (i) $5,730 for the employee portion of health insurance premiums paid by Vocus on the individual’s behalf, and (ii) Vocus’ contributions to the individual’s accounts in Vocus’ 401(k) plan totaling $3,002.

(6)	The amount reported includes (i) $5,829 for the employee portion of health insurance premiums paid by Vocus on the individual’s behalf, and (ii) Vocus’ contributions to the individual’s accounts in Vocus’ 401(k) plan totaling $1,486.

(7)	The amount reported includes (i) $5,636 for the employee portion of health insurance premiums paid by Vocus on the individual’s behalf, and (ii) Vocus’ contributions to the individual’s accounts in Vocus’ 401(k) plan totaling $3,128.

(8)	The amount reported includes (i) $5,757 for the employee portion of health insurance premiums paid by Vocus on the individual’s behalf, and (ii) Vocus’ contributions to the individual’s accounts in Vocus’ 401(k) plan totaling $639.

(9)	The amount reported includes (i) $5,730 for the employee portion of health insurance premiums paid by Vocus on the individual’s behalf, and (ii) Vocus’ contributions to the individual’s accounts in Vocus’ 401(k) plan totaling $3,076.

(10)	The amount reported includes (i) $5,829 for the employee portion of health insurance premiums paid by Vocus on the individual’s behalf, and (ii) Vocus’ contributions to the individual’s accounts in Vocus’ 401(k) plan totaling $1,344.
Option Grants in 2005
      The following table provides information concerning grants of options to purchase our common stock made during 2005 to our executive officers. The options listed were granted under our 1999 Stock Option Plan or 2005 Stock Award Plan at exercise prices equal to the fair market value of our common stock on the date of grant, as determined by our Board of Directors.

	Individual Grants

			Percent of			Potential Realizable Value at
	Number of		Total			Assumed Annual Rates of
	Securities		Options	Exercise		Stock Price Appreciation for
	Underlying		Granted to	Price Per		Option Term(1)
	Options		Employees in	Share	Expiration
Name	Granted		Fiscal Year	($)	Date	5%	10%

Richard Rudman	635,000	(2)	37.3	9.00	12/05/2015	$3,594,133	$9,108,238
Robert Lentz	160,000	(2)	9.4	9.00	12/05/2015	905,608	2,294,989
Stephen Vintz	20,000	(3)	1.2	4.77	01/17/2015	59,997	152,043
	60,000	(2)	3.5	9.00	12/05/2015	339,603	860,621
William Donnelly	58,333	(3)	3.4	4.77	01/17/2015	174,989	443,456
	50,000	(2)	2.9	9.00	12/05/2015	283,003	717,184
Norman Weissberg	20,000	(3)	1.2	4.77	01/17/2015	59,997	152,043
	50,000	(2)	2.9	9.00	12/05/2015	283,003	717,184

(1)	The potential realizable value is calculated based on the term of the option at its time of grant, which is ten years. This value is net of exercise prices and before taxes, and is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the applicable expiration date. These numbers are calculated based on Securities and Exchange

Commission requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock and the date on which the options are exercised.

(2)	The option vests in four equal annual installments beginning on December 6, 2006.

(3)	The option vests in four equal annual installments beginning on January 18, 2006.
Option Exercises and Year-End Option Values
      The following table sets forth information concerning the number and value of options exercised by our executive officers during 2005, and the number and value of any unexercised options held by our executive officers at December 31, 2005. The value of the unexercised in-the-money options on December 31, 2005 was based on the closing price of our common stock on December 31, 2005.

			Number of Securities
	Number of		Underlying Unexercised		Value of Unexercised In-The
	Shares	Value	Options at Fiscal Year-End		Money Options at Fiscal Year-End
	Acquired	Realized
Name	on Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard Rudman	—	—	—	635,000	$—	$882,650
Robert Lentz	—	—	—	160,000	—	222,400
Stephen Vintz	—	—	124,571	80,000	987,848	195,800
William Donnelly	46,666	183,798	8,334	133,333	66,089	595,581
Norman Weissberg	16,667	95,502	110,000	70,000	1,109,900	181,900
Equity Compensation Plan Information
      The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 1999 Stock Option Pan and 2005 Stock Award Plan as of December 31, 2005.

(c)
Number of Securities
	(a)		Remaining Available for
	Number of Securities	(b)	Future Issuance Under
	to be Issued Upon	Weighted Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants, and Rights	Warrants, and Rights	Column (a))

Equity Compensation Plans Approved by Stockholders	2,468,351	$5.92	1,322,750 (1)
Equity Compensation Plans Not Approved by Stockholders(2)	—	—	—
Total	2,468,351	$5.92	1,322,750

(1)	The total number of shares of common stock subject to the granting of awards under our 2005 Stock Award Plan may be increased January 1 of each year, commencing on January 1, 2007 and ending on January 1, 2015, in an amount equal to 5% of the shares of common stock outstanding on each such date or such lesser amount as may be determined by our Board of Directors prior to January 1 of any year.

(2)	The Company does not have any equity compensation plans that have not been approved by the stockholders.
Employment Arrangements with Executive Officers
      In December 2005, we entered into employment agreements with each of our executive officers. Each employment agreement has an initial term of three years, and will automatically renew for successive additional one-year periods thereafter unless either party notifies the other that the term will not be extended.

      Under these employment agreements, Mr. Rudman is entitled to an annual salary of $300,000 (effective January 1, 2006), Mr. Lentz is entitled to an annual salary of $200,000, Mr. Vintz is entitled to an annual salary of $235,000 (effective January 1, 2006), Mr. Donnelly is entitled to an annual salary of $175,000 (effective January 1, 2006) and Mr. Weissberg is entitled to an annual salary of $165,000, in each case subject to annual review and potential increase by our Compensation Committee or Board of Directors. In addition, each will be eligible to receive a quarterly cash bonus, based upon the satisfaction of performance criteria established by our Compensation Committee. The quarterly minimum target bonus amounts for each, which would be paid if that quarter’s bonus plan targets are met, are $50,000 for Mr. Rudman, $25,000 for Mr. Lentz, $28,750 for Mr. Vintz, $43,750 for Mr. Donnelly and $41,250 for Mr. Weissberg.
      Under the employment agreements entered into with Mr. Rudman, Mr. Lentz and Mr. Vintz, if such executive’s employment is terminated by us without cause, or by the executive for good reason, the executive would be entitled to continue to receive his base salary and benefits for 12 months following the date of termination. During the severance period, any options, restricted stock or other equity instruments received by these executives would also continue to vest in accordance with their original vesting schedules and would remain exercisable. The executive would also have the right to resign at any time during the one-year period beginning six months after the change of control and receive the same severance benefits. If termination occurred following a change of control, we would also be obligated to make additional payments to these executives if they were to incur any excise taxes pursuant to Section 4999 of the Internal Revenue Code on account of the benefits and payments provided under the agreements. The additional payments would be in an amount such that, after taking into account all applicable federal, state and local taxes applicable to such additional payments, the terminated executive would be able to retain from such additional payments an amount equal to the excise taxes that are imposed without regard to these additional payments. In addition, any options, restricted stock or other equity instruments received from us by these executives would become fully exercisable upon a change of control.
      Under the employment agreements entered into with Mr. Donnelly and Mr. Weissberg, if such executive’s employment is terminated by us without cause, or by the executive for good reason, the executive would be entitled to continue to receive his base salary and benefits for six months following the date of termination. During the severance period, any options, restricted stock or other equity instruments received by these executives would also continue to vest in accordance with their original vesting schedules and would remain exercisable. The executive would also have the right to resign at any time during the one-year period beginning six months after the change of control and receive the same severance benefits. In addition, if the termination of employment were to occur within the 12-month period following a change of control, a portion of any options, restricted stock or other equity instruments received by these executives from us, in an amount equal to the greater of 50% of the number of shares subject to the equity award or the amount that would otherwise vest over the next year following the termination of employment, would become fully exercisable.
      Pursuant to stock option agreements we have entered into with each of the executive officers, each has agreed not to compete with us during the term of his employment and for one year thereafter.
Compensation Committee Interlocks and Insider Participation
      As noted above, the Compensation Committee of the Board of Directors consists of Messrs. Bronfein, Burns and Golding. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.
      During 2005, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Other than the transactions described under the heading “Equity Compensation and Other Matters” (or with respect to which information is omitted in accordance with SEC regulations) and the transactions described below, since January 1, 2005, there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
Stock Sales with Insiders
      In July 2005, we entered into a redemption agreement with Mr. Lentz, pursuant to which we purchased 212,733 shares of our common stock from Mr. Lentz at a purchase price of $7.05 per share.
Registration Rights Agreement
      We are party to a third amended and restated registration rights agreement with the holders of 5,416,668 shares of our common stock. Commencing in June 2006, the holders of these shares will have the right to require us to register these shares under the Securities Act of 1933 under specific circumstances.
Indemnification Agreements
      We have entered into indemnification agreements with each of our executive officers and directors. Those indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee is composed of three members of our Board of Directors, each of whom the Board of Directors has determined satisfies the definition of an independent director as established in the Nasdaq National Market qualification requirements. The Compensation Committee approves each of the elements of the executive compensation program of our Company and continually assesses the effectiveness and competitiveness of the program. In addition, the Compensation Committee administers our stock incentive programs and other key provisions of the executive compensation program and generally reviews with our Board of Directors all aspects of the compensation structure for our Company’s executive officers. The following is the report of the Compensation Committee regarding compensation paid by us to our executive officers during the fiscal year ended December 31, 2005.
Compensation Philosophy
      We believe that the Company’s executive compensation program should support the Company’s objective of creating value for its stockholders. Accordingly, we believe that executive officers and other key employees should have a significant stake in the Company’s stock performance and that its executive compensation program should link executive compensation to stockholder value. For this reason, we strive to ensure that the Company’s executive officer compensation program is designed to enable the Company to attract, retain, motivate and reward highly qualified executive officers while maintaining strong and direct links between executive pay, individual performance, the Company’s financial performance and stockholder returns. One of the ways we have sought to accomplish this is by making a significant portion of individual compensation directly dependent on the Company’s achievement of financial goals, and by providing significant rewards for exceeding those goals. We believe that strong financial performance, on a sustained basis, is an effective means of enhancing long-term stockholder return.
      We consider three major elements in the Company’s executive compensation program: (1) base salary; (2) quarterly variable incentive bonuses; and (3) long-term incentive compensation. We believe that offering the executive team a total compensation package with a strong at-risk, pay-for-performance component helps to achieve the Company’s objective of creating value for its stockholders. Each of the three major elements in our compensation program is discussed in detail below, but in general this means:

•	Base salaries are competitive with comparable public technology companies relative to similar positions.

•	Quarterly variable incentive bonuses are based principally on the Company’s overall corporate performance and the executive’s attainment of individual goals as generally established at the beginning of the year. We believe the structure of our quarterly incentive bonuses fosters a performance-driven culture.

•	Long-term incentive compensation, such as grants of stock options, are structured to encourage our executive officers to manage from the perspective of owners in the Company and to reward executive officers and other key employees for maximizing long-term stockholder value.
      We believe that the compensation practices of many different companies within the technology industry are relevant to establishing the Company’s executive compensation program and executive compensation for each year. Specifically, we strive to ensure that the Company’s executive compensation program and executive compensation are competitive, taking into account pay practices at other companies considered by us to be comparable and with whom we compete for executive talent, based on industry, revenues and other factors. In connection with our initial public offering in 2005, we retained an independent executive compensation consultant for the purpose of providing us information on the competitiveness of the Company’s executive compensation program and advising us on executive compensation. The Compensation Committee met periodically throughout the year to review, discuss and analyze data provided by management and by the independent executive compensation consultant to assist us in evaluating the Company’s relative market position and to assist in designing compensation programs.
Elements of the Executive Compensation Program
      Base Salary. The base salary for each of the Company’s executive officers is initially established through negotiation at the time an officer is hired, taking into account such officer’s qualifications, experience, prior salary and competitive salary information. In December 2005, in connection with our initial public offering, we entered into employment agreements with each of our executive officers setting forth their base salaries for 2006. Year-to-year increases, if any, to each executive officer’s base salary will be determined by an assessment of his sustained performance against his individual job responsibilities including, where appropriate, the impact of such performance on our Company’s financial performance, current salary in relation to the salary range designated for the job, experience and potential for advancement.
      Quarterly Variable Incentive Bonuses. Quarterly variable incentive bonuses are paid in cash and are intended to reward executive officers for improved short-term performance as measured against specific performance criteria relative to both the area or areas for which he is responsible and the overall performance of the Company. Each employment agreement of our executive officers sets forth minimum amounts for quarterly incentive bonuses, subject to the achievement of their specific performance criteria, as determined by the Compensation Committee or the Board of Directors at the beginning of the year.
      In evaluating incentive bonuses for 2005, the Compensation Committee considered the Company’s financial performance during 2005 in the areas of sales, revenue, operating income and cash flow. Based on these quantitative results and specific performance criteria for each executive officer, incentive bonuses were awarded to the executive officers in the aggregate amounts set forth in the table under the heading “Summary of Cash and Other Compensation” on page 10.
      Long-Term Incentive Compensation. We provide our executive officers with long-term incentive compensation through grants of stock options under our 1999 Stock Option Plan and 2005 Stock Award Plan. We believe that these stock option grants provide our executive officers with the opportunity to purchase and maintain an equity interest in our Company and to share in the appreciation of the value of our common stock. We believe that these grants directly motivate an executive officer to maximize long-term stockholder value.

These grants also utilize vesting periods that encourage our executive officers to continue in our employ. The Compensation Committee considers each grant subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.
      As shown in the table entitled “Option Grants in 2005” on page 11, stock option grants were made in 2005 to each of our executive officers. The executive officers’ options are reflected in the table entitled “Summary of Cash and Other Compensation” on page 10.
Compensation of the Chief Executive Officer in 2005
      Richard Rudman’s compensation is largely driven by cash and stock-based incentives that are directly tied to the Company’s financial performance. Mr. Rudman entered into an employment agreement with the Company in December 2005 for a term of three years. The employment agreement provides that the Board of Directors or the Compensation Committee may, in their discretion, increase Mr. Rudman’s base salary from time to time, above his minimum salary of $300,000 for 2006. In 2005, Mr. Rudman’s base salary was $250,000. Mr. Rudman’s employment agreement also permits the Board of Directors or the Compensation Committee to determine Mr. Rudman’s quarterly incentive bonuses based on our financial performance, provided that such bonuses shall be above a minimum amount of $50,000 per quarter, provided that the Company’s goals have been met with respect to the quarter.
      As with other executive officers, Mr. Rudman’s total compensation was based on our accomplishments of our corporate goals and his contributions thereto. In light of our significant growth during fiscal year 2005 and achievement of our financial goals in the areas of operating income and cash flow, Mr. Rudman was awarded and paid quarterly bonuses in the aggregate amount of $183,313 for 2005. In addition, during the fiscal year ended December 31, 2005, Mr. Rudman was granted options under our 2005 Stock Award Plan to purchase 635,000 shares of our common stock at an exercise price of $9.00 per share. The Compensation Committee believes Mr. Rudman’s compensation, including salary and bonus, is at a level competitive with chief executive officer salaries within the software industry.
Section 162(m) of the Internal Revenue Code
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid for any fiscal year to the Company’s chief executive officer and other executive officers. The Company intends to attempt to qualify executive compensation for deductibility under applicable tax laws to the fullest extent practicable. The Compensation Committee will not, however, necessarily seek to limit executive compensation to the amount deductible under Section 162(m).
The Compensation Committee’s Conclusion
      The Compensation Committee has reviewed all components of the Company’s executive compensation program, including salary, bonus and long-term incentive compensation, the dollar value to each executive and the cost to the Company of all other personal benefits. The Compensation Committee believes that the total executive compensation program for the Company’s chief executive officer and other executive officers is consistent with the overall compensation philosophy of the Company, is appropriately positioned vis-à-vis their peers, and reflects the Compensation Committee’s subjective assessment of their performance as chief executive officer and executive officers, respectively.

Respectfully submitted by the Compensation Committee,

Michael Bronfein
Kevin Burns, Chair
Gary Golding

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish our Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2005, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.
PERFORMANCE GRAPH
      The following line graph compares cumulative total stockholder returns for the period from December 7, 2005, the date of our initial public offering, through December 31, 2005 for (1) our common stock; (2) the Nasdaq Market Index; and (3) the Nasdaq Computer & Data Processing Index. The graph assumes an investment of $100 on December 7, 2005, which was the first day on which our stock was listed on the Nasdaq National Market. The calculations of cumulative stockholder return on the Nasdaq Market Index and the Nasdaq Computer & Data Processing Index include reinvestment of dividends, but the calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

	Initial Public	Value of
	Offering	Investment on
	December 7, 2005	December 31, 2005

Vocus, Inc.	$100.00	$115.44

NASDAQ Market Index	$100.00	$97.91

NASDAQ Computer & Data Processing Index	$100.00	$97.03

INCORPORATED BY REFERENCE
      To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) and “Performance Graph” will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
OTHER MATTERS
      We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
Dated: April 27, 2006

Appendix A
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF VOCUS, INC.
      This Audit Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Vocus, Inc., a Delaware corporation (the “Company”) on November 11, 2005.
Purpose
      The purpose of the Audit Committee (the “Committee”) shall be to (1) oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including the performance and compensation of the Company’s independent auditors, (2) provide assistance to the Board with respect to its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal accounting and financial controls, and (3) prepare the report required by the rules promulgated by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.
Composition and Membership Requirements
      The Committee shall consist of three or more members of the Board, each of whom is determined by the Board to be “independent” under the rules of the Nasdaq National Market (“Nasdaq”) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and each of whom must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company during the previous three-year period. Notwithstanding the foregoing, from the date of the Company’s initial public offering of common stock (the “IPO”) until ninety days thereafter, only one Committee member is required to be independent, and from the end of such ninety day period until the one year anniversary of the IPO, only a majority of the Committee members are required to be independent.
      Under exceptional and limited circumstances, however, one director who is not independent under Nasdaq’s rules may be appointed to the Committee, subject to the following:

•	the director, other than in his or her capacity as a member of the Committee, the Board, or any other Board committee, does not accept any consulting, advisory, or other compensatory fee from the Company and is not an affiliated person of the Company or any subsidiary of the Company;

•	the director is not a current officer or employee of the Company or a family member of such officer or employee;

•	the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its stockholders;

•	the Company discloses in the next annual proxy statement subsequent to such determination (or the Form 10-K if an annual proxy statement is not filed), the nature of the relationship and the reasons for that determination;

•	no such person may serve as the Chairman of the Committee; and

•	no such person may serve on the Committee for more than two years.
      No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on Board committees and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company as determined in accordance with the rules and regulations promulgated by the SEC.
      All members of the Committee must be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement, and cash flow statement) and at least one member either must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication (including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities) or be an “audit committee financial expert” under the requirements of the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside organization.
Appointment and Removal
      The members of the Committee shall be appointed by the Board (taking into account any recommendations of the Nominating and Corporate Governance Committee or any other committee of the Board with similar responsibilities, if any). A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.
Chairman
      Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.
Delegation to Subcommittees
      In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.
Meetings
      The Committee shall meet as often as circumstances dictate, but not less frequently than quarterly. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.
      All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate. The Committee shall retain minutes or other records of its meetings.
Duties and Responsibilities
      The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s Bylaws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

      In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
      The Committee shall be given full access to the Company’s internal auditor, if any, Board, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board, except as otherwise limited by applicable law.
      Notwithstanding the foregoing or anything to the contrary contained in this Charter, the Committee’s function is not to replace the Company’s management, internal auditors (if any) or outside auditors, but rather is one of oversight, recognizing that (1) the Company’s management is responsible for preparing the Company’s financial statements, for developing and maintaining adequate systems of internal controls and for ensuring compliance with laws, regulations and the Company’s Code of Conduct, and (2) it is the outside auditors’ responsibility to audit or review, as applicable, the Company’s financial statements and to attest to management’s internal control reports. The Board also recognizes that the financial management and the internal auditors (if any) and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee cannot provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the outside auditors’ work.

Financial Statements and Reporting Process
      1. Review and discuss with management and the independent auditor, prior to public dissemination, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.
      2. Review and discuss with management and the independent auditor, prior to the Company’s filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal control over financial reporting exist that could adversely affect the Company’s ability to record, process, summarize and report financial data; (b) the existence of any material weaknesses in the Company’s internal control over financial reporting; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
      3. Review and discuss with management and the independent auditor the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.
      4. Discuss with management and the independent auditor the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.
      5. In consultation with the independent auditor, management, and the internal auditor, if any, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the

Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding:

(a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

(b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor;

(c) all alternative treatments of financial statements within generally accepted accounting principals that have been discussed with the Company’s management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor;

(d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

(e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies;

(f) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; and

(g) any other material written communications between the independent auditor and the Company’s management, including any “management” letter or schedule of unadjusted differences.
      6. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.
      7. Review with the independent auditor any audit problems or difficulties encountered and management’s response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.
      8. Obtain from the independent auditor assurance that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth procedures to be followed in any audit of financial statements required under the Exchange Act.
      9. Discuss the scope of the annual audit and review the form of the opinion the independent auditor proposes to issue.
      10. Review and discuss with management and the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function, if any.
      11. Prepare all reports of the Committee required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.
      12. Report regularly to the full Board. In this regard, the Committee will review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function, if any.
      13. The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

Independent Auditors
      14. Appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with the accounting firm.
      15. Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including resolving any disagreements between management and the independent auditor regarding financial reporting.
      16. Pre-approve, or adopt procedures to pre-approve, all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.
      17. To the extent it deems it appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised such delegation must report any such pre-approval decisions to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.
      18. Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.
      19. Inform each accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attest services for the Company that such firm shall report directly to the Committee.
      20. Review, at least annually, the qualifications, performance, and independence of the independent auditor. In conducting its review and evaluation, the Committee should do the following:

(a) At least annually, obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company;

(b) Ensure the rotation of the lead (or coordinating) audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

(c) Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) audit partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulation S-X; and

(d) Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

Legal Compliance/ General
      21. Review periodically, with the Company’s counsel, any legal matter of which the Committee is or becomes aware that could have a significant impact on the Company’s financial statements.
      22. Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
      23. Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies will provide that any public accounting firm may not provide audit services to the Company if the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any person serving in an equivalent position for the Company was employed by the audit firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.
      24. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      25. Unless specifically delegated by the Board to another committee of the Board, review and approve all related party transactions (as specified in Item 404 of Regulation S-K) and review and make recommendations to the full Board, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by the Company.
      26. Review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board.

ANNUAL MEETING OF STOCKHOLDERS OF
VOCUS, INC.
June  9, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of our company for the fiscal year ending December 31, 2006	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	Gary Golding
		¡	Richard Moore
☐	WITHHOLD AUTHORITY				3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the Directors and “FOR” proposal 2.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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VOCUS, INC.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints Richard Rudman and Stephen Vintz as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Vocus, Inc. held of record by the undersigned on April 17, 2006, at the Annual Meeting of Stockholders to be held at the Willard InterContinental Hotel located at 1401 Pennsylvania Avenue, N.W., Washington D.C. 20004, on June 9, 2006, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side.)
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ANNUAL MEETING OF STOCKHOLDERS OF
VOCUS, INC.
June  9, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.   ¯
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of our company for the fiscal year ending December 31, 2006	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	Gary Golding
		¡	Richard Moore
☐	WITHHOLD AUTHORITY				3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the Directors and “FOR” proposal 2.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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